EXHIBIT INDEX

Company Press Release March 13, 2001, titled Stewart & Stevenson Services Announces Fiscal Fourth Quarter Earnings Release and Conference Call Schedule.


                                            Client:   Stewart & Stevenson
                                                      Services, Inc.

FOR IMMEDIATE RELEASE                     Contacts:   Ken Dennard/
                                                      kdennard@easterly.com
                                                      Lisa Elliott/
                                                      lisae@easterly.com
                                                      Easterly Investor
                                                      Relations
                                                      713-529-6600

 STEWART & STEVENSON SERVICES ANNOUNCES FISCAL FOURTH QUARTER EARNINGS RELEASE
                          AND CONFERENCE CALL SCHEDULE

      MARCH 13, 2001 - Houston, Texas - Stewart & Stevenson Services, Inc. (NASDAQ:SSSS) today announced plans to release fourth fiscal quarter and year end results on Thursday, March 22, 2001 at 6:00 a.m. Eastern Time / 5:00 a.m. Central Time.

      Stewart & Stevenson has scheduled a conference call for Thursday, March 22, 2001 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Participating in the call will be Michael Grimes, Chief Executive Officer, and John Doster, Chief Financial Officer.

      To listen to the call, dial (719) 457-2641 at least ten minutes before the conference call begins and ask for the Stewart & Stevenson Services conference call. A replay of the call will be available approximately two hours after the call ends and will be accessible until March 29, 2001. To access the replay, dial (719) 457-0820 and enter the pass code 437954.

      Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's web site at WWW.SSSS.COM. To listen to the live call on the web, please visit the Stewart & Stevenson Website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call ends. For more information, please contact Rick Black at Easterly Investor Relations at (713) 529-6600 or email RICK@EASTERLY.COM.

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[STEWART & STEVENSON LOGO]       Stewart & Stevenson Services, Inc., founded in
1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine and transportation. For more information on Stewart & Stevenson visit WWW.SSSS.COM.

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